EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------


To the Board of Directors
Neomedia Technologies, Inc.

      We consent to the use of our Independent Auditors' Report dated February 27, 2004, covering the consolidated balance sheet of Neomedia Technologies, Inc. (a Delaware Corporation) and subsidiaries as of December 31, 2003, and the related consolidated statements of operations, stockholders' deficit, and cash flows for the years ended December 31, 2003 and 2002, in the Form SB-2 registration statement anticipated to be filed with the United States Securities and Exchange Commission on April 1, 2004.

      We also consent to the reference to us as experts in matters of accounting and auditing in this registration statement.


/s/ Stonefield Josephson, Inc.
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CERTIFIED PUBLIC ACCOUNTANTS

Irvine, California
April 1, 2004